                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of WellPoint Health Networks Inc. on Form S-8 (File Nos. 333-05111, 333-33013 and 333-42073) and Form S-3 (File Nos. 333-08519 and 333-31599) of our report dated February 11, 1999, on our audits of the consolidated financial statements of WellPoint Health Networks Inc. as of December 31, 1998 and 1997 and for each of the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

                                       PricewaterhouseCoopers LLP

Los Angeles, California
March 25, 1999